Exhibit 14(c)

January 16, 2025

The Board of Directors and Shareholders of Apollo Debt Solutions BDC

9 West 57th Street

New York, New York 10019

We are aware that our reports dated May 13, 2024, August 8, 2024, and November 8, 2024, on our review of interim financial information of Apollo Debt Solutions BDC appearing in Apollo Debt Solutions BDC’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, respectively, are incorporated by reference in this Pre-Effective Amendment to the Registration Statement No.333-283415.

/s/ Deloitte & Touche LLP

New York, New York